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                                                                   EXHIBIT 10.11

                                                              EXECUTION ORIGINAL

                                LICENSE AGREEMENT

        THIS LICENSE AGREEMENT, dated as of the 15th day of May, 2000 between JAMBOREE LLC, a Delaware limited liability company ("Licensor") c/o Winthrop California Management Limited Partnership, Suite 210, 3333 Michelson Drive, Irvine, CA 92612 and FREEREALTIME.COM, INC., a Delaware corporation ("Licensee"), having an office at 3333 Michelson Drive, Suite 430, Irvine, CA 92612.

                              W I T N E S S E T H:

        WHEREAS, Licensor is the owner of the facility located at 3333-3355 Michelson Drive, Irvine, California and commonly known as the Park Place Office Campus (the "Facility"); and

        WHEREAS, Licensor wishes to grant to Licensee and Licensee wishes to accept from Licensor a revocable license to use a portion of the fourth (4th) floor (Suite 430) of the 3333 Building in the Facility, as shown hatched on the floor plan annexed hereto and made a part hereof as Exhibit A (the "Premises"), upon the terms, covenants, and provisions and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the mutual covenants herein contained and of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

        1. Grant of License and Use of Premises:

           Licensor hereby grants to Licensee and Licensee hereby accepts from Licensor, an exclusive license (the "License") to use the Premises, subject to the terms of Article 2 hereof. Licensee shall not use the Premises for any purpose whatsoever other than for general and executive offices in connection with its business.

        2. Term:

           A. Term. The term (the "Term") of the License granted hereunder shall commence as of June 1, 2000 (the "Commencement Date") and shall terminate upon the earlier to occur of (i) November 30, 2000 or (ii) the revocation of this License Agreement by Licensee pursuant to the terms hereof (such earlier to occur date is hereinafter referred to as on the "Termination Date").



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           B. Month-to-Month Extension. Provided this License Agreement is in full force and effect and Licensee is not in default hereunder beyond the giving of notice and the expiration of any applicable grace period, the Term shall be deemed automatically extended on a month-to-month basis, unless Licensee shall give not less than sixty (60) days prior written notice of its election to terminate this License Agreement effective as of the last day of any calendar month. Notwithstanding the foregoing, in no event, shall this License Agreement be extended beyond May 31, 2001.

           C. Revocation. Notwithstanding anything to the contrary contained in this License Agreement, Licensor shall have the right to revoke and terminate the License granted hereby for cause following the occurrence of any one or more of the Events of Defaults (as defined in Paragraph 13 herein), pursuant to the provisions set forth in such Paragraph 13.

           D. End of Term. On the Termination Date, Licensee shall, at its sole cost and expense (i) remove its personal property from the Premises in accordance with the terms hereof, (ii) restore the Premises to its condition prior to Licensee's occupancy thereof, subject, however, to ordinary wear and tear during the Term hereof, and (iii) pay all amounts due and owing under this License Agreement for the period up to and including the Termination Date. If Licensee fails to do so, Licensor may cause Licensee to be removed from the Premises without resort to process of law (to the extent permitted by applicable law) or through resort to summary eviction proceedings or other legal process. Furthermore, if Licensee fails to do so, Licensee shall pay to Licensor a holdover license fee in the amount of three (3) times the License Fee then payable pursuant to Paragraph 3 accruing from the Termination Date until such date as Licensee shall have removed itself or been removed from the Premises. If Licensee fails to remove its personal property from the Premises as set forth above, Licensor shall have the right, but shall not be obligated, to perform such removal at Licensee's sole cost and expense. Licensors right to perform such removal shall be in addition to any other rights and remedies available to Licensor under this License Agreement or at law or in equity.

        3. License Fee: In consideration of Licensors agreement to grant the License to Licensee to occupy the Premises, Licensee shall pay to Licensor a monthly fee (the "License Fee") in the amount of Ten Thousand and 00/100 ($10,000.00) Dollars, plus all applicable taxes or governmental charges, fees, or impositions upon such occupancy charge or upon the privilege of using or occupying the Premises, in advance on the first day of each calendar month during the Term; provided, however, in the event the License is not revoked or terminated pursuant to the terms hereof prior to December 1, 2000, the License Fee payable hereunder shall be increased to Twelve Thousand and 00/100 ($12,000.00) Dollars per month, effective as of December 1,



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2000 and continuing thereafter during any extension of the Term pursuant to the provisions of Paragraph 2 hereof. If the Term shall commence or terminate on other than the first day or last day, respectively, of a calendar month, the License Fee for such month shall be prorated based upon the actual number of days elapsed. Notwithstanding the foregoing to the contrary, Licensee agrees to pay the first monthly installment of the License Fee on the date of the execution and delivery of this License Agreement by Licensee.

        4. Acceptance of Premises: Licensee accepts the Premises in its present "as is" condition as of the date hereof and Licensee acknowledges that Licensor has no obligation to perform any work to prepare the Premises for Licensee's use and Licensee further acknowledges that the Premises are suited for the use described in Paragraph 1 hereof. The taking of possession of the Premises for Licensee's use shall be conclusive evidence as against Licensee that, at the time such possession was so taken, the Premises and the Facility were in good and satisfactory condition.

        5. Maintenance, Repair and Operation of the Premises: Licensee covenants and agrees that, in connection with the use, maintenance, repair, operation of the Premises and in connection with any work performed relating to the License hereby granted:

           A. All work and any alterations or improvements to the Premises shall be done at Licensee's sole cost and expense, and Licensee's performance any such work shall be subject to Licensor's prior written approval, which approval may be granted or withheld in Licensor's sole discretion;

           B. Licensee shall take good care of the Premises and keep the Premises clean and hazard free and shall suffer no waste or injury thereto;

           C. Licensee shall comply with all applicable rules, laws and regulations of any governmental or quasi-governmental authority having jurisdiction of the Premises, including, without limitation, facility and/or zoning codes, and shall comply with all rules and regulations Licensor may, at any time or from time to time, establish regarding the Premises, the Facility or any part thereof. The current Rules and Regulations are annexed hereto as Exhibit B and are made a part hereof;

           D. Licensee shall not interfere in any way with the use, occupancy or enjoyment of the Facility or the Premises, or cause any damage (including, without limitation, leaks) to the Premises or the Facility which is not immediately restored and repaired by Licensee (or, at Licensors option, by Licensor), at Licensee's sole cost and expense, to its condition prior to such damage;

           E. Licensee shall not create nor permit to be created or to remain, any



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lien, encumbrance or charge on the Facility or the Premises;

           F. Licensee shall be responsible for all maintenance and repairs necessary with respect to the Premises. If Licensee shall not maintain and repair the Premises to the condition in which they were prior to Licensee's occupancy thereof, Licensor may revoke this License Agreement as provided in Paragraph 2 hereof, and upon such revocation, this License Agreement shall terminate as provided herein; and

           G. Licensee shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Facility.

        6. Services:

           A. Delivery of Services and Utilities. Subject to other provisions in this License Agreement and to the Facility rules and regulations promulgated by Licensor from time to time, Licensor shall cause to be furnished to the Premises during the period from 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M., Saturday (but exclusive, in any event, of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas) (collectively, "Normal Business Hours"), heat and air conditioning required, in Licensor's judgment, for the comfortable use and occupation of the premises. Licensor shall provide water and electricity suitable for the use of the Premises on a twenty-four (24) hours per day, seven (7) days per week basis. Licensor shall have no obligation to provide additional or after hours heating or air conditioning, except as provided in Section D below. Licensee also agrees at all times to cooperate fully with Licensor and to abide by all the regulations and requirements which Licensor may prescribe for the proper function and protection of heating, ventilating and air conditioning ("HVAC") systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Licensor reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Licensee to Licensor within ten (10) days after written notice by Licensor. Licensor shall provide janitorial services sufficient to keep the Premises in a clean condition, provided that Licensee shall leave the Premises in a reasonably tidy condition at the end of each business day.

           B. Equipment Requiring Excessive Utilities. Licensee shall not, without the prior written consent of Licensor, use any apparatus or device in the Premises using excess lighting or using current in excess of that which is determined by Licensor as reasonable and normal for the use of the Premises or which will in any way increase the amount of electricity or water usually furnished or supplied for the Premises.



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           C. Right to Curtail Services and Utilities. Licensor shall have the sole discretion to reduce or cease any services or utilities to the Premises or the Facility by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and service, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances or any character or any other accidents or breakage or other conditions beyond the reasonable control of Licensor, (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other services or utilities whatsoever serving the Premises or the Facility, necessary to comply with any applicable law or any governmental energy conservation program, and (iv) the making of any repairs, additions, alterations or improvements to the Facility or the Premises until such repairs, additions, alterations, or improvements have been completed. No such reduction or cessation of services or utilities shall constitute an eviction or disturbance of Licensee's use or possession of the Facility, or a breach by Licensor of any of its obligations hereunder, or render Licensor liable for damages, including but not limited to any damages, compensation or claims arising from any reduction or cessation of services or entitle Licensee to any compensation or to any abatement or diminution of the License Fee or relieve Licensee of any of its obligations under this License Agreement. Licensor shall use reasonable diligence to cause such services to be restored where it is within Licensors reasonable control to do so. Notwithstanding the foregoing to the contrary, (i) Licensor shall use reasonable efforts to provide Licensee with reasonable prior notice of any planned interruption of the service of any Facility-wide system, and (ii) if Licensor shall stop services for any reason, Licensor shall endeavor to minimize interference with the conduct of Licensee's business in the Premises (without any obligation to utilize overtime or premium pay labor).

           D. After Hours and Additional Services. The License Fee does not include any charge to Licensee for the furnishing of any additional service of heat, cooled air or mechanical ventilation to the Premises during periods other than during Normal Business Hours (hereinafter referred to as "Overtime Periods"). Accordingly, if Licensor shall furnish any (i) passenger elevator facilities to Licensee during Overtime Periods or freight elevator facilities or
(ii) heat, cooled air or ventilation to the Premises during Overtime Periods, then Licensee shall pay Licensor additional rent for such facilities or services at the standard rates then fixed by Licensor for the Facility plus a ten percent (10%) administrative fee or, if no such rates are then fixed, at reasonable rates. Neither the facilities nor the services referred to in this Section D shall be furnished to Licensee or the Premises if Licensor has not received advance notice from Licensee specifying the particular facilities or services requested by Licensee at least twenty-four (24) hours prior to the date on which the facilities or services are to be furnished (other than if Licensee is requesting the use of HVAC during period other than during Normal Business Hours, hereinafter referred to as "Extra HVAC Use", in



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which case Licensee must give Licensor a minimum of two (2) hours advance notice specifying the times of Extra HVAC Use, which notice must be given to Licensor during Normal Business Hours); of if Licensee is in default under or in breach of the terms, covenants or conditions of this License Agreement; or if Licensor shall determine, in its sole and exclusive discretion, that such facilities or services are requested in connection with, or the use thereof shall create or aid in a default under or a breach of any term, covenant or condition of this License Agreement. All of the facilities and services referred to in this Section D are conveniences and are not and shall not be deemed to be appurtenances to the Premises, and the failure of Licensor to furnish any or all of such facilities or services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Licensee to any abatement or diminution of the License Fee, or relieve Licensee from any of its obligations under this License Agreement, or impose any liability upon Licensor or its agents by reason of inconvenience or annoyance to Licensee, or injury to or interruption of Licensee's business or otherwise.

        7. No Representations By Licensor: Licensor acknowledges that no representation as to the condition of the Premises or the Facility or as to any manner related to this License Agreement, have been made by Licensor, unless same are expressly set forth in this License Agreement.

        8. Notices: All statements, demands, notices, letters, requests or other communications which may or are required to be given hereunder (a "Notice"), shall be deemed to have been properly given if in writing and sent by United States certified or registered mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service to the address stated hereinabove or to such other address as either party shall designate to the other by a Notice given in accordance with the terms hereof. Notices to Licensor shall also be delivered to Licensor's attorneys, Younkins & Schecter LLP, 420 Lexington Avenue, Suite 2050, New York, New York 10170. Notices by Licensor may be given by Licensor's agent or attorney, on behalf of Licensor. Any Notice to Licensor or Licensee shall be deemed sufficiently rendered or given on the date such Notice was mailed.

        9. Nature of Licensee's Use: This License Agreement grants a license only; it shall not be deemed a lease, and Licensee shall not be deemed a tenant of the Building having a leasehold or other possessory interest in the Premises. This License Agreement grants to Licensee only a personal privilege to use and occupy the Premises during the Term on the terms and conditions set forth herein. Accordingly, to the fullest extent permitted by applicable law, Licensee hereby waives any rights that Licensee may have as a tenant under applicable law.

        10. Assignment: This License Agreement is personal to Licensee and Licensee shall not assign, transfer or otherwise encumber this License Agreement, or



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the License hereby granted, nor shall Licensee permit or suffer any other person or entity to use or occupy all or any part of the Premises.

        11. Relocation of Licensee: Licensor reserves the right, at its own cost and expense, to require Licensee, upon at least sixty (60) days' notice, to vacate the Premises and relinquish its rights with respect to the same, provided that Licensor provides to Licensee other premises ("Relocation Premises") elsewhere in the Facility which is an area of substantially equivalent size, construction and finish to the Premises as designated by Licensor, and further provided that Licensor shall, at Licensor's sole cost and expense, move Licensee from the Premises to such Relocation Premises in such manner as will minimize, to the extent reasonably practicable, undue interference with the business or operations of Licensee. The Relocation Premises shall, from and after such relocation, be treated as the Premises demised under this License Agreement, and shall be occupied by Licensee under the same terms, provisions and conditions as are set forth in this License Agreement.

        12. No Interest in Premises: Licensee hereby expressly acknowledges (a) that it has no interest or estate in the Premises, (b) that its possession and control thereof is exclusive, (c) that this is a revocable license which can be terminated or revoked by Licensor at any time with cause, pursuant to subparagraph C of Paragraph 2 and Paragraph 13 hereof, (d) that this License Agreement is not binding upon any subsequent owner of the Premises, and (e) that the provisions of this License Agreement, including the benefits and the burdens, do not run with the land. The License Agreement shall not be deemed coupled with an interest under any circumstances.

        13. Default. Remedies:

            A. Events of Default. Licensor and Licensee agree that each of the following occurrences shall be deemed to be "Events of Default" under this License Agreement:

                (i) If Licensee shall default in the payment when due of any installment of the License Fee and/or any other additional charge or sum due under this License Agreement and such default shall continue for a period of three (3) days after written notice by Licensor to Licensee of such default; or

                (ii) If Licensee shall fail to perform any of the terms, provisions, covenants or conditions of this License Agreement on Licensee's part to be performed other than the covenants for the payment of the License Fee and/or any other additional charge or sum due under this License Agreement and Licensee shall fail to remedy such default within ten (10) days after written notice by Licensor to Licensee of such default, or if such default is of such a nature that it cannot be completely remedied



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within such ten (10) day period and Licensee shall not commence to cure within said period and shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

                (iii) Licensee shall default in the observance or performance of any term, covenant or condition on Licensee's part to be observed or performed under any other license agreement, lease or other occupancy agreement with Licensor or Licensor's predecessor-in-interest of space in the Facility and such default shall continue beyond any grace period set forth in such other license agreement, lease or other occupancy agreement for the remedying of such default; or

                (iv) If Licensee abandons the Premises during the Term hereof;
or

                (v) If a trustee in bankruptcy or a receiver be appointed or elected or had for Licensee; or

                (vi) If Licensee, or any general partner of Licensee, shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal or state reorganization or composition proceeding or make a general assignment to or for the benefit of creditors or take the benefit of any insolvency law; or

                (vii) If Licensee's interest under this License Agreement shall be sold under any execution or process of law; or

                (viii) If any event shall occur or any contingency shall arise whereby this License Agreement, or the term created hereby, would (by death, operation of law or otherwise) devolve upon any persons, firms, officers or corporations other than Licensee; or

                (ix) If there by any lien, judgment, writ, assessment, charge, attachment or execution on Licensor's or Licensee's interest in this License Agreement, the Premises, or the fixtures, improvements and furnishings thereon resulting from any action or inaction of Licensee which is not removed within thirty (30) days of the date thereof.

            B. No Waiver. Any monies received by Licensor from or on behalf of Licensee during the pendency of any proceeding of the types referred to in items
(v), (vi) or (vii) of Subparagraph A above, shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Licensor shall not be deemed an acceptance of the License Fee or a waiver on the part of Licensor or any of its rights hereunder.

            C. Rights in Event of Default. In any such event described in Subparagraph A above, at the option of Licensor, Licensor may:



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                (i) revoke and terminate the License granted hereby whereupon the Term shall expire and end and Licensor may retake possession of the Premises in any manner provided at law; and/or

                (ii) exercise any rights or use any remedies or procedures available in law or equity, which may be cumulative with those in item (i) of this Subparagraph.

            D. Costs of Possession and Reletting. In connection with any of such events described in Subparagraph C above:

                (i) Licensee shall be responsible for all costs, direct and indirect, of Licensor in retaking possession of and reletting the Premises including but not limited to attorneys' fees, brokerage charges, court costs, advertising costs, costs of removal, storage and disposition of property, costs of refurbishing, repairing and rebuilding the Premises, costs of tenant inducements in reletting, and unamortized (i.e., amortized over the Term on a straight-line basis and determined as of the first date on which the License Fee was due but not paid) portion of (x) the cost to Licensor of preparing the Premises for Licensee's occupancy, if any and (y) attorneys' fees and costs incurred by Licensor in negotiation and execution of this License Agreement ("Costs of Possession and Reletting");

                (ii) Licensee shall immediately, upon notice from Licensor (which may have been included in a prior notice such as that given pursuant to items (i) or (ii) of Subparagraph A above) surrender the Premises to Licensor;

                (iii) Licensor may reenter the Premises and remove all persons and property without being liable for trespass, eviction, forcible detainer or entry or damages;

                (iv) Licensor may treat Licensee's property as abandoned and do with it whatever Licensor may elect without any accounting to Licensee;

                (v) Licensor may declare due and payable, and Licensee shall then immediately pay, all remaining License Fees payable under this License Agreement during the balance of the Term, together with all Costs of Possession and Reletting; and/or

                (vi) Licensor may relet (or attempt to relet) the Premises in its own name or otherwise, in which event:

                    (1) Licensee shall be responsible and immediately pay



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Licensor for any deficiency in the net amount (less Costs of Possession and
Reletting) collected by Licensor during each payment period under any such lease and the amount, if any, which is owed by Licensee but as yet unpaid attributable to the equivalent payment period;

                    (2) Licensor shall credit Licensee for net amounts (less Costs of Possession and Reletting) actually received for each payment period under the new lease or other occupancy agreement against amounts owed by Licensee but as yet unpaid attributable to the equivalent pay period;

                    (3) If Licensee has actually paid Licensor the License Fee for the equivalent pay period described in Subparagraph D(v) above, then the net amount actually received by Licensor for such pay period (up to the amount paid by Licensee attributable to the equivalent pay period) shall be credited against amounts owing by Licensee but unpaid as to other payment periods or Costs of Possession and Reletting; if no such amounts remain, the applicable sums collected by Licensor for the current payment period shall be refunded to Licensee.

            E. No Obligation to Relet. Except as may be required by law, Licensor shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to do so, or, in the event of any such reletting, for refusal or failure to collect the rent or license fee due upon any such reletting, and no such refusal or failure shall operate to relieve Licensee of any liability under this License Agreement or otherwise to affect any such liability. Licensor, at Licensor's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Licensor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Licensee of any liability under this License Agreement or otherwise affecting any such liability. Licensor may relet on any terms Licensor deems proper and may make such alterations, repairs, replacements, decorations and other physical changes in and to the Premises as Licensor in its sole judgment may then consider advisable. In no event will Licensee be entitled to receive the excess, if any, of rents or other sums collected over the sums payable by Licensee to Licensor under this, License Agreement.

        14. Additional Licensor Rights; Late Fees:

            A. Right to Cure. If Licensee shall default in the observance or performance of any term or covenant on Licensee's part to be observed or performed under or by virtue of any of the terms or provisions of this License Agreement, Licensor may immediately or at any time thereafter on five (5) days' notice perform the same for the account of Licensee, and if Licensor makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be paid by Licensee to Licensor as an additional charge hereunder within five (5) days of rendition to Licensee of any bill or statement therefor.

            B. Late Fees. In the event Licensee fails to pay any installment of the License Fee or other additional charge or sum payable under this License Agreement as and when such installment or other charge is due, Licensee shall pay to Licensor on demand in addition to such installment or other charge interest on the overdue amount based on a rate equal to eighteen percent (18%) per annum or, if less, the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due and including the date of payment. The provisions for such late charges shall be in addition to all of Licensor's other rights and remedies under this License Agreement or at law or in equity and shall not be construed as liquidated damages or as limiting Licensor's remedies in any manner.

        15. Rights and Remedies Cumulative: All the rights and remedies of Licensor under this License Agreement or pursuant to present or future law shall be deemed to be separate, distinct, and cumulative. No one or more of them, whether exercised or not, and no mention of or reference to any one or more of them in this License Agreement, shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any of the rights or remedies which Licensor may have under this License Agreement, at law, and/or in equity. Licensor shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately and to pursue any lawful action or proceedings to exercise or enforce any right or remedy without thereby waiving or being barred or estopped from exercising and enforcing any other rights and remedies by appropriate action or proceedings.

        16. Licensee Claims: If at any time Licensee shall claim Licensor to be in default or assert any defense to payment of the License Fee or other additional charge or sums due under this License Agreement, other than the defense of complete previous payment, Licensee may not withhold any payments under this License Agreement but must, as a condition precedent to the making of any such claim or defense pay all sums to Licensor without prejudice to Licensee's position. This provision is a material inducement to Licensor to execute this License Agreement.

        17. Right of Entry: Licensor, or any of its agents, shall have the right to enter the Premises during all reasonable hours, (a) to show the Premises to prospective purchasers, mortgagees, lessees or assignees of all or part of the Facility or any interest in it, (b) to examine the Premises or to make such repairs, additions or alterations as may be deemed necessary or desirable for the safety, comfort, or preservation of the Premises or the Facility, (c) to exhibit the Premises at any time, (d) to remove placards, signs, fixtures, alterations or additions which do not conform to this

License Agreement or (e) for the purpose of complying with laws, regulations or other requirements of government authorities. Licensor shall have the right to take all necessary materials and equipment into the Premises and to store them within the Premises during any repairs or maintenance. Any entry and activity by Licensor which is permitted under this Paragraph 17 shall not entitle Licensee to any abatement of the License Fee, and shall not in any way violate any provision of this License Agreement. Licensor shall at all times have the right of entry by master key or, in the event of emergency if Licensee is not present, by force, without incurring liability therefor. Notwithstanding the foregoing to the contrary, at Licensee's request, Licensor shall not enter the Premises at times other than normal business hours unless accompanied by an authorized representative of Licensee (provided that Licensee makes such representative available upon not more than two (2) hours prior notice) or unless required in the event of an emergency. Notwithstanding anything contained herein to the contrary, any entry upon the Premises by Licensor or its agents pursuant to this
Article 17 shall be effected in a manner intended to minimize interference with the conduct of Licensee's business in the Premises (but without any requirement that Licensor utilize overtime or premium pay labor).

        18. Attorneys' And Accountants' Fees: If Licensee defaults in the performance of any of the terms, provisions, covenants and conditions of this License Agreement and by reason of such default Licensor employs the services of an attorney or accountant to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events Licensor shall be entitled to attorneys' fees incurred by Licensor pertaining to such matters and in enforcement of any remedy. Whenever in this License Agreement reference is made to attorneys' fees, such fees shall be deemed to include attorneys' fees (including paralegals' and similar support personnel's) and accountant's fees and all expenses, disbursements and costs (including disbursements, costs and fees relating to any appeal).

        19. Waiver Of Trial By Jury: Licensor and Licensee mutually agree that the respective parties to this License Agreement shall and do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters arising out of or in any way connected with this License Agreement, the relationship of Licensor and Licensee, and Licensee's use or occupancy of the Premises. This waiver is knowingly and voluntarily given; Licensee acknowledges that this provision is a material inducement to Licensor to enter into this License Agreement. Licensee further agrees that it shall not interpose any counterclaim in a summary proceeding or in any action based upon non-payment of the License Fee or any other payment required of Licensee under this License Agreement.

        20. Insurance:

            A. Licensee's Insurance. Licensee shall obtain at its own expense and keep in full force and effect during the Term, a policy of commercial general liability insurance under which Licensee is named as the insured, and Licensor, Licensors managing agent, the present and any future mortgagee of the Facility or the land underlying the Facility (the "Real Property") and/or such other designees specified by Licensor from time to time, are named as additional insureds. Such policy shall contain (i) a provision that no act or omission of Licensee shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (ii) a waiver of subrogation against Licensor or a consent to a waiver of right of recovery against Licensor and (iii) an agreement by the insurer that it will not make any claim against or seek to recover from Licensor for any loss, damage or claim whether or not covered under such policy. Such policy shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Licensor at least thirty (30) days written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 for injury (or death) and damage to property or such greater amount as Licensor may, from time to time, reasonably require. Licensee shall also maintain at its own expense during the Term a policy of workers' compensation insurance providing statutory benefits for Licensee's employees and employer's liability. Licensee shall provide to Licensor upon execution of this License Agreement and at least thirty (30) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Licensee shall provide Licensor with a complete copy of any such policy upon written request of Licensor. Licensee shall have no right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties unless the blanket policy contains an endorsement that names Licensor, Licensor's managing agent and/or designees specified by Licensor from time to time, as additional insureds, references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Licensor, and that any coverage carried by Licensor shall be excess insurance. The limits of the insurance required under this Subparagraph shall not limit the liability of Licensee under this License Agreement. All insurance required to be carried by Licensee pursuant to the terms of this License Agreement shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of California, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". In the event that Licensee fails to continuously maintain insurance as required by this Subparagraph, Licensor may, at its option and without relieving

Licensee of any obligation hereunder, order such insurance and pay for the same at the expense of Licensee. In such event, Licensee shall repay the amount expended by Licensor, with interest thereon, immediately upon Licensor's written demand therefor.

            B. Licensee's Improvement Insurance. Licensee shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all alterations, construction and other improvements installed within the Premises, whether existing in the Premises on the date hereof or hereinafter installed by or on behalf of Licensor or Licensee, and on all furniture, fixtures, equipment, personal property and inventory of Licensee located in the Premises and any property in the care, custody and control of Licensee (fixed or otherwise) sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of Subparagraphs A and C of this Paragraph 20. On any such policy, Licensee shall name Licensor as a loss payee, as its interest may appear.

            C. Waiver of Subrogation. The parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Premises and the Facility, including its respective alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies to the extent that such loss or damage is actually recoverable under such policies exclusive of any deductibles. Such waiver will not apply should any loss or damage result from one of the parties' gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Licensor will not carry insurance on the alterations, construction and other improvements presently existing or hereafter installed within the Premises or on Licensee's fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Licensee's business.

        21. Indemnity:

            A. Licensee's Indemnity. Licensee shall not do or permit any act or thing to be done upon the Premises which may subject Licensor to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Premises as to fully protect Licensor against any such liability. Licensee agrees to indemnify and save Licensor harmless from and against (a) all claims of whatever nature against Licensor arising from any act, omission or negligence of Licensee, its contractors, agents, servants, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Licensor or both Licensor and Licensee, (b) all claims against Licensor arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against Licensor arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Licensee or Licensee's agents, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Licensor or both Licensor and Licensee, (d) any breach, violation or non-performance of any covenant, condition or agreement in this License Agreement set forth and contained on the part of Licensee to be fulfilled, kept, observed and performed, and (e) any claim, loss or liability arising or claimed to arise from Licensee, or any of Licensee's contractors, licensees, agents, servants, employees, invitees or visitors causing or permitting any Hazardous Substance (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. For the purpose of this License Agreement, the term "Hazardous Substances" shall be deemed to mean asbestos and polychlorinated biphenyls and all other hazardous or toxic materials, wastes and substances identified as such pursuant to any law. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

            B. Licensor's Indemnity. Notwithstanding anything to the contrary contained in Section 21.A. above, Licensee shall not be required to protect, defend, save harmless or indemnify Licensor from any liability for injury, loss, accident or damage to any person or property resulting solely and directly from Licensors gross negligence or willful misconduct or that of Licensors agents or employees in connection with Licensors activities on or about the Premises, the Building or the Facility (including the common areas), Licensor hereby indemnifies and agrees to protect, defend and hold Licensee harmless from and against any liability for injury, loss, accident or damage to any person or property resulting solely and directly from Licensor's gross negligence or willful misconduct or that of Licensors agents and employees in connection with Licensors activities in or about the Building or the Facility. Such exclusion from Licensee's indemnity and such agreement by Licensor to so indemnify and hold Licensee harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Licensee pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of gross negligence or willful misconduct of Licensor or those of its agents or employees.

        22. Subordination: This License Agreement is subject and subordinate to each and every ground lease, master lease or underlying lease of the Facility or the real property thereunder ("Real Property"), covenants, conditions and restrictions, reciprocal easement agreements, and parking agreements relating to the operation, management and development of the Facility, heretofore or hereafter made and to each and every trust indenture and mortgage (or the lien thereof) which may now or hereafter affect the Real Property, the Facility or any such superior interest and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder (collectively, the "Superior Interests"). This clause shall be self-operative and no further instrument of subordination shall be required to give effect to said provisions. In confirmation of such subordination, however, Licensee shall execute promptly any certificate that Licensor may request and Licensee hereby irrevocably constitutes and appoints Licensor as Licensee's attorney-in-fact to execute any such certificate or certificates for and on behalf of Licensee. If the date of expiration of any Superior Interest shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Interest. If, in connection with the financing of the Real Property, the Facility or any part thereof or the interest of the lessee under any Superior Interest, any lending institution shall request reasonable modifications of this License Agreement that do not materially increase the obligations or materially and adversely affect the rights of Licensee under this License Agreement, Licensee covenants to make such modifications. Nothing contained in this Paragraph 22 shall be construed to impair any right otherwise exercisable by Licensor or any holder of a Superior Interest.

        23. Inability to Perform: This License Agreement and the obligation of Licensee to pay the License Fee and additional charges hereunder and perform all of the other covenants and agreements hereunder on the part of Licensee to be performed shall in nowise be affected, impaired or excused because Licensor is unable to fulfill any of its obligations under this License Agreement expressly or impliedly to be performed by Licensor or because Licensor is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Licensor is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Licensors control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

        24. Limitation of Licensors Liability: Licensee agrees that its remedies hereunder shall be limited solely to the interest of Licensor in the Building, so that no other property or asset of Licensor or Licensors principal if he holds as a nominee, or any individual partner, trustee, stockholder, member, officer, employee or beneficiary of Licensor or its principal, shall be subject to levy, execution or any other enforcement procedure by Licensee with regard to any obligation hereunder. In no event shall Licensor, Licensor's principal, or any trustee, stockholder, member, officer, employee or beneficiary of Licensor have any personal liability upon any of the covenants or agreements of Licensor expressed herein or implied hereunder.

        25. Directory Listing: Licensor agrees to provide Licensee, at Licensor's sole cost and expense, with a single listing of Licensee's name on the directory in the lobby of the Building.

        26. Signage: Licensee shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Licensor in each instance. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Licensee in violation of the provisions of this Paragraph may be removed by Licensor and the cost of any such removal shall be paid by Licensee as an additional charge hereunder.

        27. Parking:

            A. Spaces. During the Term of this License Agreement, provided Licensee pays the parking fees therefor, Licensee may use up to twelve (12) non-exclusive, unreserved surface parking spaces, subject to the terms of that certain Construction, Operation and Reciprocal Easement Agreement for the Facility recorded July 30, 1985 as Instrument No. 85-279768 in the Official Records of Orange County, California (the "REA"). Licensee's use of parking spaces may be subject to any parking control system, sticker or permit system now in place or hereafter implemented by Licensor or the operator of the parking facilities at any time. Access to the parking facilities for monthly users is currently by parking identification devices, which are currently transponders. Upon Licensee's request, Licensor shall cause to be issued to Licensee's employees, agents or other authorized users, vehicle transponders in an amount not to exceed the maximum number of parking spaces allocated to Licensee under this License Agreement. As a condition of the issuance of any transponders for parking spaces at the parking facilities, Licensee shall pay to Licensor a transponder a security deposit. Licensor reserves the right to increase the amount of the transponder security deposit in conjunction with future requests for transponders, whether such transponders are requested for replacement purposes or for new users. Licensor or the operator of the parking facilities shall have the right to change the location of parking from time to time.

            B. Visitor Parking. So long as this License Agreement is in effect, Licensee's visitor's and guests will be entitled to use those parking areas designated for short term visitor parking or unreserved spaces elsewhere within the parking facilities.

Licensee's visitors and guests shall pay therefor the then current market rates established by the operator of the parking facilities. Licensee, at its sole cost and expense, may elect to validate such parking for its visitors and guests. All such visitor parking will be on a non-exclusive, in common basis with all other tenants, visitors and guests of the Facility.

            C. Control. Subject to the terms of the REA, Landlord shall have the sole and exclusive control of the parking facilities. Licensor may, at any time and from time to time during the Term exclude any person from use or occupancy thereof who is not permitted to use the Premises or is not an employee, invitee, guest or licensee of Licensee. Licensee shall not cause or permit any obstruction to the free and clear use of the parking facilities. Licensee shall not use or allow any of its employees or invitees to use any parking spaces which have been specifically assigned by Licensor to other tenants or occupants or for other uses such as visitor or short-term parking or which have been designated by any governmental entity as being restricted to certain uses. Licensor shall have no liability to Licensee, nor shall Licensee's obligations under this License Agreement be in any way excused or modified, if Licensee's parking privilege under this License Agreement is affected or impaired in any way by reason of any moratorium, initiative, referendum, statute, regulation or other governmental decree or action or pursuant to the terms of the REA or by virtue of any act of the owner or operator of the parking facilities. Any governmental charges, surcharges or other monetary obligations which may be imposed in connection with parking privileges appurtenant to this License Agreement or with the operation of the parking facilities shall be paid with the License Fee. Licensee and its invitees, employees, agents and guests shall faithfully observe and comply with all applicable laws now in effect or hereafter promulgated relating to the trafficking, operation, occupancy or use of the parking and the parking facilities.

            D. General Provisions. Licensor reserves the right to set and increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of this License Agreement. Licensee shall pay, from time to time, the then market rate for any parking spaces, which rates shall be subject to increase from time to time throughout the Term. Licensee acknowledges and agrees that charges for reserved and unreserved parking spaces, both within and outside of the parking structures, shall be the then respective fair market rates therefor determined by Licensor or the operator of the parking facilities from time to time. Licensee shall pay its parking fees to Licensor monthly in advance, concurrently with its payments of the License Fee under this License Agreement. Licensor may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Licensor reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Failure to pay the rent for any particular parking spaces or failure to comply with any terms and conditions of this License Agreement applicable to parking may be treated by Licensor as an Event of Default under this

License Agreement and, in addition to all other remedies available to Licensor under the License Agreement, at law or in equity, Licensor may elect to recapture such parking spaces for the balance of the Term of this License Agreement if Licensee does not cure such failure within the applicable cure period. Licensee's parking rights and privileges described herein are personal to Licensee and may not be assigned or transferred, or otherwise conveyed, without Licensor's prior written consent, which consent Licensor may withhold in its sole and absolute discretion. In any event, under no circumstance may Licensee's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Licensee's interest in this License Agreement.

            E. Cooperation with Traffic Mitigation Measures. Licensee agrees to use its reasonable, good faith efforts to cooperate in traffic mitigation programs which may be undertaken by Licensor independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Facility. Such programs may include, but will not be limited to, carpools, vanpools and other ridesharing programs, public and private transit, flexible work hours, preferential assigned parking programs and programs to coordinate tenants within the Facility and the Project with existing or proposed traffic mitigation programs.

            F. Parking Rules and Regulations. Licensee shall comply with all rules and regulations regarding parking set forth in Exhibit B attached hereto and Licensee agrees to cause its employees, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. In addition, Licensee shall complete, and shall cause all of its employees, invitees and guests utilizing the parking facilities at any time to complete, a parker information form which shall include, without limitation, the name of such parker, such parker's vehicle registration number and other identification information and the parker's driver's license number and such other information required by Licensor or the operator of the parking facilities from time to time. Licensor reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

        28. Assurance Deposit: Licensee shall deposit with Licensor upon Licensee's execution of this License Agreement the sum of Twenty Thousand and 00/100 ($20,000.00) Dollars (the "Assurance Deposit") to assure the faithful performance and observance by Licensee of all of the terms, conditions and provisions of this License Agreement, including, without limitation, the surrender of possession of the Premises to Licensor as provided in this License Agreement. In the event Licensee defaults in respect of any of the terms, conditions or provisions of this License Agreement, including, but not limited to, the payment of the Licensee Fee, Licensor may apply or retain the whole or any part of the Assurance Deposit so deposited to the extent required for the payment of the License Fee or any other sum as to which Licensee is in default or for any sum which Licensor may expend or may be required to expend by reason of Licensee's default in respect of any of the terms, covenants and conditions of this License Agreement, whether such damages or deficiency accrue(s) before or after summary proceedings or other reentry by Licensor. If Licensor applies or retains any part of the Assurance Deposit so deposited, Licensee shall, within three (3) days after notice from Licensor, deposit with Licensor the amount so applied or retained so that Licensor shall have the full Assurance Deposit on hand at all times during the Term (as the same may be hereinafter extended). Licensor will not be required to pay Licensee any interest on the Assurance Deposit. If Licensee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this License Agreement, the Assurance Deposit shall be returned to Licensee after the expiration of the Term (as the same may be hereinafter extended), after delivery of the entire possession of the Premises and keys thereto to Licensor, and after the determination and payment of all amounts due under this License Agreement. Licensee further covenants that it will not assign or encumber or attempt to assign or encumber the Assurance Deposit and that neither Licensor nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

        29. Broker: Licensee represents and warrants that Licensee has not dealt with any broker or agent in connection with this License Agreement, and that insofar as Licensee knows no broker or agent negotiated this License Agreement or is entitled to any commission in connection therewith, and the execution and delivery of this License Agreement by Licensor shall be conclusive evidence that Licensor has relied upon the foregoing representation and warranty.

        30. Enforceability: This License Agreement shall not be binding upon Licensor unless and until Licensor delivers fully executed counterpart hereof to Licensee.

        31. Governing Law: This License Agreement shall be construed, governed and enforced in accordance with the laws of the State of California.

        32. Binding Effect: This License Agreement shall be binding upon, and shall inure to the benefit of the parties and their representatives, successors and permitted assigns.

        33. Modifications, etc.; Entire Agreement: No modification, waiver or amendment of this License Agreement or any provision herein shall be valued unless the same is in writing and is signed by the party against which the enforcement of such modification, waiver or amendment is sought. This License Agreement contains the entire agreement between the parties hereto relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

        IN WITNESS WHEREOF, this License Agreement has been duly executed by the parties hereto on the date first written above.

LICENSOR:

WINTHROP CALIFORNIA MANAGEMENT LIMITED PARTNERSHIP as authorized agent for JAMBOREE LLC

            By: WINTHROP WEST COAST REALTY SERVICES, INC.

                  By: /s/ JANINE R. PADIA
                     -----------------------------------------------------------
                          Janine R. Padia
                          Its Vice President and Secretary



LICENSEE:

FREEREALTIME.COM, INC.,
a Delaware corporation

By: /s/ MICHAEL NEUFELD
   -------------------------------

Name:   MICHAEL NEUFELD
     -----------------------------

Title:  CFO
      ----------------------------

                                                                       Exhibit A




                       [FLOOR PLAN OF THE TOWER BUILDING]

                                    Exhibit B

                              Rules and Regulations

        A. General Rules and Regulations. The following rules and regulations govern the use of the Facility, including the Building, each tenant's premises and all common areas. Each tenant shall be bound by such rules and regulations and shall be responsible for the observance of these rules and regulations by its employees, subtenants, assignees, contractors, suppliers, customers, invitees and guests.

           1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways of the Facility shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Licensor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Licensor shall be prejudicial to the safety, character, reputation and interests of the Facility and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activity. No tenant and no employee or invitee of and tenant shall go upon the roof of the Corporate Tower or any other building in the Facility, except as authorized by Licensor.

           2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of the premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of the Facility without the prior written consent of Licensor. Licensor shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of the tenant. If Licensor shall have given such consent to any tenant at any time, whether before or after the execution of the License Agreement, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such License Agreement and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Licensor and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Licensor with respect to any other such sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Licensor.

           3. All bulletin boards or directories or other name identifications, if any, will be provided exclusively for the display of the name and location of tenants only and Licensor reserves the right to exclude any other names therefrom.

           4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Licensor. In any event, with the prior written consent of Licensor, all such items shall be installed inboard of Licensor's standard window covering and shall in no way be visible from the exterior of the Facility. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Facility. No articles shall be placed against glass partitions or doors or any window or wall which might appear unsightly from outside tenant's premises.

           5. Licensor reserves the right to exclude from the Facility between the hours of 6:00 p.m. and 8:00 a.m. and after 2:00 p.m. on Saturdays and at all hours on Sundays and holidays all persons who are not tenants or their accompanied guests in the Facility. Licensor, at its option, may require all persons admitted to or leaving the Facility or certain portions of the Facility during such hours to register. Each tenant shall be responsible for all persons for whom it allows to enter the Facility and shall be liable for damages for error with regard to the admission to or exclusion from the Facility of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Licensor's opinion, Licensor reserves the right to prevent access to the Facility by closing the doors, or otherwise, for the safety of tenants and protection of the Facility and property in the Facility. Subject to Licensor's prior reasonable approval, tenant shall not permit the visit to the premises of persons in such numbers or under such conditions as will interfere with the use and enjoyment of the common areas by others or with the use and enjoyment of the premises leased to other tenants in the Facility.

           6. No tenant shall employ any person or persons other than the janitor of Licensor for the purpose of cleaning its premises unless otherwise agreed to by Licensor in writing. Except with the written consent of Licensor no person or persons other than those approved by Licensor shall be permitted to enter the Facility for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness of the premises. Janitorial services shall be provided to Licensor by independent contractors who are bonded.

           7. No tenant shall obtain for use upon its premises food, beverage, or other similar services except through facilities provided by Licensor (and maintained by tenant) and under regulations fixed by Licensor, or accept barbering or bootblacking services in its premises except from persons authorized by Licensor at such reasonable hours and under such reasonable regulations as may be fixed by Licensor. Licensor expressly reserves the right to absolutely prohibit solicitation, canvassing, sales and displays of products, goods and wares in all portions of the Facility except for such activities as may be expressly requested by a tenant and conducted solely within such requesting tenant's premises. Licensor reserves the right to restrict and regulate the use of the common areas of the Facility and the Building by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's



                                  Exhibit B-2
premises for such purposes. Without limiting the foregoing, Licensor may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public. No tenant shall install, maintain operate upon the premises any vending machine without the written consent of Licensor, except for machines which dispense candy, ice water, soft drinks and cigarettes. Microwave ovens for preparation of food for the convenience of a tenant's employees, guests and invitees are permitted, as provided in Paragraph 15 of these rules and regulations.

           8. Each tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully and entirely shut off, so as to prevent waste or damage, and for any default or carelessness the tenant shall make good all injuries sustained by other tenants or occupants of the Facility or Licensor. On multiple-tenancy floors, all tenants shall keep the door or doors to the Facility corridors closed at all times except for ingress or egress.

           9. Licensee shall use its reasonable efforts to not waste electricity, water or air-conditioning and agrees to gate fully with Licensor to assure the most effective operation of the Facility's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for tenant's use.

           10. No tenant shall alter any lock or access device or install any new additional locks or access devices or any bolts on any door of its premises without the prior written consent of Licensor. If Licensor shall give its consent, the tenant shall in each case furnish Licensor with a key for any such lock, bolt or device. Licensor agrees to cooperate with tenant in coordinating security access and control systems for the premises and the facility. In no event shall tenant install or operate such security systems which are in conflict with systems installed or operated by Licensor.

           11. No tenant shall make or have made additional copies of any keys or access provided by Licensor. Each tenant, upon the termination of the tenancy, shall deliver to Licensor all the keys or access devices for the Facility, offices, rooms and toilet rooms which shall have been furnished the tenant or which the tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Licensor, tenant shall pay Licensor therefor.

           12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

           13. No tenant shall use or keep in premises or otherwise on the Facility any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities



                                   Exhibit B-3
necessary for the operation or maintenance of office or office equipment. Any permitted corrosion, flammable or other special wastes shall be handled for disposal as directed by Licensor. No tenant shall use any method of heating or air-conditioning other than that supplied by Licensor.

           14. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Licensor or other occupants of the Facility by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Facility.

           15. Except as otherwise permitted by Licensor, no cooking shall be done or permitted by any tenant on its premises (except that use by tenant of Underwriters' Laboratory approved equipment for the preparation of beverages and food for tenants and their employees, guests and invitees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall premises be used for washing clothes or lodging.

           16. Except with the prior written consent of Licensor, no tenant shall sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other Facility, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any tenant be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such tenant's lease.

           17. If Licensee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Licensor's instructions in their installation.

           18. Licensor will direct electricians as to where and how telephone telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Licensor. The location of burglar alarms, telephones, call boxes and other equipment affixed to all premises shall be subject to the written approval of Licensor.

           19. No tenant without Licensor's prior approval shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Facility. No tenant shall interfere with radio or television broadcasting or reception from or in the Facility or elsewhere.

           20. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing



                                   Exhibit B-4
by Licensor. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant of whom, or by whose contractors, employees or invitees, the damage shall have been caused. No tenant shall place floormats or other objects outside the boundaries of its premises.

           21. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Facility except between such hours and at such locations designated by Licensor. Such items shall be carried up and down only in such elevators as shall be designated by Licensor. Licensee shall be responsible for receiving, checking, inspecting and paying for deliveries of such merchandise, supplies, goods, materials, equipment and products addressed to tenant and shall be responsible for moving these items to its premises. Licensor will not accept deliveries for tenants.

           22. Licensor shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Facility. Safes or other heavy objects shall, if considered necessary by Licensor, stand on wood strips of such thickness as determined by Licensor to be necessary to distribute properly the weight thereof. Licensor shall not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Facility by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of the tenant.

           23. No tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No tenant shall mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof, except as may be reasonably necessary in minor decoration of the premises. No tenant shall mark or defile escalators, elevators, water closets, toilet room walls, windows, doors, or any other part of the Facility or the Common Area.

           24. There shall not be used in any space, or in the public areas of any of the common areas, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Licensor may approve. No other vehicles of any kind (except a wheelchair for an individual) shall be brought by any tenant into or kept in or about the premises.

           25. Each tenant shall store all its trash and garbage within the interior of its premises or within receptacles provided by Licensor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such time as Licensor shall designate.



                                   Exhibit B-5

           26. Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Facility are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Facility.

           27. Licensor may in the exterior of the Facility designate and use or authorize the use of areas for shows, festivals or other events, both public and private. Any fees collected from individuals or organizations for the use of such areas may be used by Licensor for any purpose Licensor desires.

           28. Licensee shall: (a) not effect or execute any agreement or other instrument whereby its premises or any part thereof is restricted on the basis of age, religion, sex or national origin in the sale, lease or occupancy thereof; (b) not discriminate in the use or occupancy of any or all of its premises against any person because of age, race, color, sex, religion or national origin, not shall any person be deprived of the right to use its premises or any of the facilities therein by reason of race, color, sex, religion, national origin, or, except where required by law, age: and (c) comply with all federal, state and local laws, ordinances, rules and regulations, in effect from time to time, prohibiting discrimination or segregation by reason of race, religion, color, sex, national origin, or except where dictated by law, age.

           29. Licensor shall have the right, exercisable upon reasonable advance notice and without liability to any tenant, to change the name and address of the Facility and the arrangement and/or location of the common areas and to install and maintain a sign or signs on the exterior of any building or in any corridor and passageway.

           30. Licensor reserves and shall have the right voluntarily or pursuant to government requirements, at Licensor's expense, to make repairs, alterations or improvements in or to the Facility or any part thereof, and during such repair, alteration or improvement work to temporarily block or close entrances, doors, windows, corridors, elevators, or other common areas, provided that such temporary blocking or closing shall not unreasonably interfere with any tenant's use and occupancy of its premises or the Facility and take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or the Facility as may be necessary or desirable for the safety, protection or preservation of the Premises or Facility, the Licensor's interest therein, or as may be necessary or desirable in the operation of the Facility.

           31. Licensor reserves the right to grant any tenant the exclusive right to conduct any particular business or undertaking in the Facility.

           32. Licensor reserves the right to exclude or expel from the Facility any person who, in Licensor's judgment is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Facility.



                                   Exhibit B-6

           33. Without the prior written consent of Licensor, no tenant shall use the name of the Facility in connection with or in promoting or advertising the business of tenant except as such tenant's address. Licensor may prohibit any advertisement by any tenant, which in Licensor's opinion, tends to impair the reputation or desirability of the Facility. Upon receipt of written notice from Licensor objecting to such advertising, tenant shall cease and refrain from such advertising.

           34. Licensee shall comply with all safety, fire protection and evacuation procedures and regulations established by Licensor or any governmental agency.

           35. Licensee assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its premises closed.

           36. Licensees authorized to sell or serve food shall not employ persons who do not have and keep a neat, clean appearance or who are sloppy and careless in their food handling work habits.

           37. The requirements of tenants will be attended to only upon application at the office of the Facility by an authorized individual. Employees of Licensor shall not perform any work or do anything outside of their regular duties unless under special instructions from Licensor, and no employees will admit any person (tenant or otherwise) to any office without specific instructions from Licensor.

           38. Licensor may waive any one or more of these Rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Licensor shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Licensor from thereafter enforcing any such Rules and Regulations against any or all tenants of the Facility.

           39. Licensor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Facility and for the preservation of good order therein. Licensee agrees to abide by all such Rules and Regulations which are adopted.

           40. The Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any Premises in the Facility. Whenever in these Rules and Regulations the word "tenant" is used it shall apply to and include the tenant under the lease and its agents, employees, customer and vendors. Similarly, the word "Licensor" shall include the Licensor, its agents, employees, contractors and vendors.



                                   Exhibit B-7

        B. Parking Rules and Regulations. The following rules and regulations govern the use of the parking facilities which serve the Facility, subject to the terms of the REA and the rules and regulations promulgated by Licensor or the operator of the parking facilities from time to time. Licensee will be bound by such rules and regulations and agrees to cause its employees, assignees, contractors, suppliers, customers and invitees to observe the same:

           1. Licensee will not permit or allow any vehicles that belong to or are controlled by Licensee or Licensee's employees, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Licensor for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

           2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

           3. All directional signs and arrows must be observed.

           4. The speed limit within all parking areas shall be five (5) miles per hour.

           5. Parking is prohibited:

              (a)     in areas not striped for parking;

              (b)     in aisles or on ramps, if any;

              (c)     where "no parking" signs are posted;

              (d)     in cross-hatched areas; and

              (e) in such other areas as may be designated from time to time by Licensor or Licensor's parking operator.

           6. Licensor reserves the right, without cost or liability to Licensor, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

           7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

           8. Licensor may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Licensee agrees to use its best efforts



                                   Exhibit B-8
to acquaint its employees, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

           9. Parking stickers, access cards, or any other device or form of identification supplied by Licensor as a condition of use of the parking facilities shall remain the property of Licensor. Parking identification devices, if utilized by Licensor, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Licensor or the operator of the parking facilities reserves the right to refuse the sale of monthly stickers or other parking identification devices to Licensee or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

           10. Loss or theft of parking identification devices or access cards must be reported to the management office in the Facility immediately, and a lost or stolen report must be filed by the Licensee or user of such parking identification device or access card at the time. Licensor has the right to ewe any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

           11. All damage or loss claimed to be the responsibility of Licensor must be reported, itemized in writing and delivered to the management office located within the Facility within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Licensor is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Licensor, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Licensor is not responsible for loss of use.

           12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Licensor. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Licensor will not be deemed to have been approved by Licensor.

           13. Licensor reserves the right, without cost or liability to Licensor, to tow any vehicles which are used or parked in violation of these rules and regulations.

           14. Licensor reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.



                                   Exhibit B-9